Magnum Hunter Resources Corporation 8-K
Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces Total Proved Oil & Gas Reserves
Increased to 73.1 Million Barrels of Oil Equivalent at Year-End 2012

Proved Reserves Up 63% From Year-End 2011
Present Value (PV-10) Up 59% From Year-End 2011 to $981 Million

HOUSTON, Texas – (Marketwire) – January 23, 2013 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; MHR.PRE) (“Magnum Hunter” or the “Company”) announced today a 63% increase in the quantity of the Company's estimated total proved oil and gas reserves at December 31, 2012 as compared to December 31, 2011. The present value of estimated future cash flows, before income taxes, of the Company's estimated total proved reserves as of year-end 2012, discounted at 10% ("PV-10"), also increased 59% to $981.2 Million as compared to one year ago.

Magnum Hunter's total proved reserves increased by 28.2 million barrels of oil equivalent (Boe) to 73.1 million Boe (62.9% crude oil and ngls; 52% proved developed producing) at December 31, 2012 as compared to 44.9 million Boe (48% crude oil and ngls; 51% proved developed producing) at December 31, 2011. The Company's reserve life (R/P ratio) based on current production is approximately 10.8 years.

The present value (PV-10) of the Company's proved reserves at December 31, 2012 increased by $364.3 million or 59% to $981.2 million from $616.9 million at December 31, 2011. Under SEC guidelines, the commodity prices used in the December 31, 2012 and December 31, 2011 PV-10 estimates were based on the 12-month un-weighted arithmetic average of the first day of the month prices for the period January 1, 2012 through December 31, 2012, and for the period January 1, 2011 through December 31, 2011, respectively, adjusted by lease for transportation fees and regional price differentials. For crude oil and ngl volumes, the average West Texas Intermediate posted price of $94.71 per barrel used to calculate PV-10 at December 31, 2012, was down 1.5% from the average price of $96.19 per barrel used to calculate PV-10 at December 31, 2011. For natural gas volumes, the average price of the Henry Hub spot price of $2.75 per million British thermal units ("MMBTU") used to calculate PV-10 at December 31, 2012 was down 33% from the average price of $4.11 per MMBTU used to calculate PV-10 at December 31, 2011. All prices were held constant throughout the estimated economic life of the properties.

Note: PV-10 is a non-GAAP financial measure and should not be considered as an alternative to the standardized measure of discounted future net cash flows as defined under GAAP; see "Non-GAAP Measures: Reconciliation to Standardized Measure" below for the Company's definition of PV-10 and a reconciliation to the standardized measure.

The Company's December 31, 2012 total proved reserves of 73.1 million Boe reflect an organic growth of 35% from the Company's total proved reserves of 44.9 million Boe as of December 31, 2011, when excluding the proved reserves related to the Company's acquisitions of properties from Eagle Operating, Inc., Baytex Energy USA Ltd., Viking International Resources Co., Inc. and Samson Operating Company, which occurred on April 2, 2012, May 22, 2012, November 2, 2012 and December 20, 2012, respectively.

The estimates of Magnum Hunter's total proved reserves as of December 31, 2012 were prepared by third-party engineering consultant, Cawley Gillespie & Associates, Inc. The estimates of Magnum Hunter’s total proved reserves as of December 31, 2011 were prepared by Cawley Gillespie & Associates, Inc. and AJM Deloitte.

Proved Reserves (MMBoe)
Average Annual Growth Rate of 128%
3.1
6.2
13.4
44.9
73.1
2008
2009
2010
2011
2012

Annual Proved Reserves (Boe) / Share (1)
Average Annual Growth Rate of 60%
0.08
0.16
0.21
0.40
0.47
2008
2009
2010
2011
2012

(1)	Calculation based on weighted average common shares outstanding on annual basis.

Magnum Hunter Management Comments

Mr. Gary C. Evans, Chairman and Chief Executive Officer of Magnum Hunter, commented, “Our Company’s reserve growth is a key element of determining and evaluating our level of success in any given year. As we continue to harvest the many undeveloped opportunities in our various shale plays, we should also continue booking substantial reserve growth in each of them which further enhances our future liquidity and equity value. New reserve growth probabilities this year will exist in the new natural gas and ngl bookings anticipated in North Dakota and Saskatchewan once midstream infrastructure currently in process has been completed. Additionally, we have yet to book any proved reserves in the emerging Utica Shale Play where Magnum Hunter controls over 80,000 net acres and where a significant focus of new drilling efforts is planned for this year.”

Non-GAAP Measures: Reconciliation to Standardized Measure

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release. PV-10 is the present value of the estimated future cash flows from estimated total proved reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future cash flows are discounted at an annual rate of 10% to determine their "present value." We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating the Company. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry. However, PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

The standardized measure of discounted future net cash flows relating to Magnum Hunter’s total proved oil and gas reserves is as follows:

As of December, 31 2012 (in millions)

Future cash inflows	$4,248
Future production costs	1,520
Future development costs	604
Future income tax expense	288
Future net cash flows	1,836
10% annual discount for estimated timing of cash flows	1,012
Standardized measure of discounted future net cash flows related to proved reserves	$824

Reconciliation of Non-GAAP Measure
PV-10	$981
Less: Income taxes
Undiscounted future income taxes	(288)
10% discount factor	131
Future discounted income taxes	(157)

Standardized measure of discounted future net cash flows	$824

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas-based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota, and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information about Magnum Hunter, please visit www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are "forward looking statements" as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company's business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company's ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "intend," "estimate," "anticipate," "believe," "project," "pursue," "plan" or "continue" or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:
Chris Benton
Assistant Vice President of Finance and Capital Markets
ir@magnumhunterresources.com
(832) 203-4539